EXHIBIT 99.10
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                Computational Materials and/or ABS Term Sheets.



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CWABS 2004-AB2

Assumptions
60% Severity.
12-mo Recovery Lag.
Trigger Failing.
Run to Maturity.
100% Servicer Advance.
100% Pricing Speed
Defaults on Top of Prepayment.

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                                                   Forward LIBOR                                  Forward LIBOR + 200bp.
                                 -------------------------------------------------------------------------------------------------
                                  Break CDR              Collat Cum Loss               Break CDR           Collat Cum Loss
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
              M4                       5.56             119,056,540.64 (9.72%)           3.09              69,568,369.96 (5.68%)
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              M5                       4.95             107,270,407.37 (8.76%)           2.29              52,415,272.18 (4.28%)
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              M6                       4.14              91,172,799.79 (7.44%)           1.44              33,552,512.03 (2.74%)
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               B                       2.98              67,185,770.48 (5.48%)           0.15               3,592,963.56 (0.29%)
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